SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Check the appropriate box:

☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

Alliance One International, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ALLIANCE ONE INTERNATIONAL, INC.

8001 Aerial Center Parkway

Morrisville, North Carolina 27560

Notice of Special Meeting of Shareholders

To be Held May 27, 2015

Dear Shareholder:

You are cordially invited to attend the Special Meeting of Shareholders of Alliance One International, Inc. (the “Company” or “we”), to be held at the Company’s principal office located at 8001 Aerial Center Parkway, Morrisville, North Carolina, on Wednesday, May 27, 2015 at 10:00 a.m. to:

(1)	approve amendments to our amended and restated articles of incorporation and authorize the Board of Directors, if in its judgment it is necessary, to select and file one such amendment to effect a reverse stock split of our common stock, no par value per share, at a ratio in the range of 1:10 to 1:25, such ratio to be determined in the discretion of our Board of Directors;

(2)	authorize an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 1; and

(3)	transact such other business as may be properly brought before the Special Meeting and any adjournments thereof.

Shareholders of record at the close of business on April 16, 2015 will be entitled to vote at the meeting.

The Company’s proxy statement and proxy are enclosed.

By Order of the Board of Directors

William L. O’Quinn, Jr.
Secretary

April 24, 2015

YOUR VOTE IS VERY IMPORTANT TO US. FOR VOTING INSTRUCTIONS, PLEASE SEE FREQUENTLY ASKED QUESTION NUMBER 5, WHICH APPEARS ON PAGE 1 OF THE PROXY STATEMENT.

ALLIANCE ONE INTERNATIONAL, INC.

8001 Aerial Center Parkway

Morrisville, North Carolina 27560

PROXY STATEMENT

SPECIAL MEETING OF SHAREHOLDERS

WEDNESDAY, MAY 27, 2015

This proxy statement and the enclosed proxy card are being mailed to shareholders on or about April 24, 2015 and are furnished in connection with the solicitation of proxies by the Board of Directors of Alliance One International, Inc. (“Alliance One”, “we”, “us”, the “Company”, or the “Corporation”) for use at a special meeting of shareholders (the “Special Meeting”) to be held on Wednesday, May 27, 2015, at 10:00 a.m., Eastern Time, at the Company’s principal office located at 8001 Aerial Center Parkway, Morrisville, North Carolina, and at any adjournments or postponements thereof.

This proxy statement summarizes the information you need to know to vote at the Special Meeting. You do not need to attend the Special Meeting to vote your shares. Instead, you may vote your shares by marking, signing, dating and returning the enclosed proxy card.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE

SPECIAL MEETING TO BE HELD ON MAY 27, 2015.

This proxy statement is available for viewing, printing and downloading at:

http://www.astproxyportal.com/ast/25603/

IMPORTANT INFORMATION ABOUT THE SPECIAL MEETING AND VOTING

1.	Who is soliciting my proxy?

The Board of Directors is soliciting your proxy for the Special Meeting of shareholders to be held on Wednesday, May 27, 2015, in order to provide you the opportunity to vote on all matters scheduled to come before the meeting, whether or not you attend the meeting in person.

2.	Who pays for the solicitation of proxies?

Alliance One bears the cost of soliciting proxies, and will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for expenses reasonably incurred by them in sending proxy materials to the beneficial owners of stock. The Company may utilize employees to solicit proxies by mail, in person or by telephone. The Company has engaged Georgeson, Inc. to assist in the solicitation of proxies and provide informational support for a service fee and the reimbursement of customary disbursements that together are not expected to exceed $10,000 in the aggregate.

3.	Who is entitled to vote?

You may vote if you owned shares of Alliance One common stock at the close of business on April 16, 2015, the date established by the Board for determining shareholders entitled to vote at the Special Meeting. On that date there were 88,583,099 shares of common stock outstanding and entitled to vote, with each such share having the right to one vote.

4.	What is the difference between holding shares as a registered shareholder and holding the shares in street name?

If your shares are owned directly in your name with our transfer agent, American Stock Transfer & Trust Company (“American Stock Transfer”), you are considered a registered shareholder with respect to those shares.

If your shares are held in a brokerage account or by a bank, you hold the shares in street name.

5.	How do I vote my shares?

Even if you plan to attend the Special Meeting, you are encouraged to vote your shares by proxy.

If you are a registered shareholder, you may vote your shares: (i) by returning a properly executed proxy card in the envelope provided; or (ii) in person at the Special Meeting.

If you hold your shares in street name, you may vote: (i) via the internet, by telephone or by returning by mail a properly executed proxy card, depending upon the method(s) made available by your bank or broker; or (ii) in person at the Special Meeting; however, to vote in person at the Special Meeting you must contact your bank or broker and obtain a legal proxy to bring to the Special Meeting.

6.	Will my shares be voted if I do not return my proxy card or instruction form?

If you are a registered shareholder or if you hold restricted stock, your shares will not be voted unless (i) your proxy card is signed and returned, or (ii) you attend the Special Meeting and vote in person.

Brokerage firms have the authority under the New York Stock Exchange rules to vote shares on behalf of their customers on certain matters if you do not provide the brokerage firm with voting instructions. If your shares are held in street name and you do not provide voting instructions to the bank, broker or other holder of record that holds your shares, the bank, broker or other holder of record has the authority to vote your unvoted shares on Proposals 1 and 2, even if it does not receive any instructions from you. We encourage you to provide voting instructions. This ensures your shares will be voted at the meeting in the manner you desire. If your bank, broker or other holder of record cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority, this is referred to as a “broker non-vote.” It is important therefore that you provide appropriate voting instructions to your brokerage firm with respect to your vote on these matters.

7.	What does it mean if I receive more than one proxy card or instruction form?

It means that you have multiple accounts with our transfer agent and/or banks or brokers. Please vote all of the shares. For assistance consolidating your accounts to the extent possible, you may contact our transfer agent, American Stock Transfer, at 800-937-5449 (toll free) or 718-921-8124.

8.	Can I change my vote after returning my proxy card or instruction form?

If you are a registered shareholder you may revoke your proxy at any time before it is voted. A proxy can be changed or revoked by voting in person at the Special Meeting, delivering another later dated proxy or notifying Alliance One’s Secretary in writing that you want to change or revoke your proxy.

If you hold your shares in nominee or “street name” through a bank or broker, you must follow the instructions provided by your bank or broker, or contact your bank or broker regarding the revocation of your proxy. If you have obtained a legal proxy from your bank or broker giving you the right to vote your shares, you may change your vote by attending the Special Meeting and voting in person.

All signed proxies that have not been revoked will be voted at the meeting.

9.	How many votes are needed to hold the meeting?

A quorum is necessary to conduct business at the annual meeting. A quorum will exist at the meeting if holders of record of a majority of the issued and outstanding shares of Alliance One common stock as of April 16, 2015 are present in person at the meeting, or represented by proxy at the meeting. For the purpose of determining whether there is a quorum at the meeting, shares represented by proxy at the meeting include shares that are voted as abstentions or with respect to which votes are withheld on a signed proxy and shares held by a broker or bank on behalf of their customers that are voted on any matter.

A quorum is not required to take action to adjourn the Special Meeting.

10.	What items of business will be conducted at the meeting?

•	Approval of amendments to our amended and restated articles of incorporation and authorization of the Board of Directors, if in its judgment it is necessary, to select and file one such amendment to effect a reverse stock split of our common stock, no par value per share, at a ratio in the range of 1:10 to 1:25, such ratio to be determined in the discretion of our Board of Directors (the “Reverse Stock Split Proposal”);

•	Adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Reverse Stock Split Proposal; and

•	Any other business properly brought before the Special Meeting.

11.	What vote is required to approve each proposal and how are votes counted?

The Reverse Stock Split Proposal will be approved only it receives the affirmative vote of at least a majority of the votes entitled to be cast at the Special Meeting. Accordingly, abstentions and broker non-votes, if any, will have the effect of a vote against the Reverse Stock Split Proposal.

Any adjournment of the Special Meeting to solicit additional proxies if there are not sufficient votes in favor of the Reverse Stock Split Proposal, and any other matter that may properly be brought before the shareholders for a vote at the Special Meeting, will be approved if the votes cast “For” exceed the votes cast “Against.” Abstentions and broker non-votes, if any, will not affect the outcome of the votes on these matters.

12.	What are the Board’s recommendations on the matters to be presented for a shareholder vote?

The Board recommends that shareholders vote:

•	“FOR” approval of the Reverse Stock Split Proposal; and

•	“FOR” adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Reverse Stock Split Proposal.

13.	What if I do not specify how I want my shares voted?

Unless you specify to the contrary, all of your shares represented by valid proxies will be voted “FOR” approval of the Reverse Stock Split Proposal and “FOR” adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Reverse Stock Split Proposal; and in accordance with the discretion of the proxy holders on any other matter that properly comes before the Special Meeting.

14.	How will proxies be voted on other matters that are properly brought before the Special Meeting?

The Company is not aware of any other business to be presented at the Special Meeting. However, if any other matter is properly brought before the Special Meeting, the proxies received will be voted on those items in accordance with the discretion of the proxy holders.

15.	Who will count the vote?

At the Special Meeting, the results of shareholder voting will be tabulated by the inspector of elections appointed by us for the meeting.

16.	Can I access the Notice of Special Meeting of Shareholders and Proxy Statement on the internet?

The notice of special meeting of shareholders, proxy statement and proxy card are available on the Internet at http://www.astproxyportal.com/ast/25603/ and are also available on our website at www.aointl.com under the link “Financial” under the “Investor Relations” tab, and then the link “SEC Filings.”

17.	Where will the Special Meeting be held?

The Special Meeting will be held on May 27, 2015, at 10:00 a.m., Eastern Time, at the Company’s principal office located at 8001 Aerial Center Parkway, Morrisville, North Carolina. When you arrive at our principal office, signs will direct you to the appropriate meeting room. You need not attend the Special Meeting in order to vote.

18.	What will happen if the Reverse Stock Split Proposal is not approved?

IF THE REVERSE STOCK SPLIT PROPOSAL IS NOT APPROVED, WE MAY BE UNABLE TO MAINTAIN THE LISTING OF OUR COMMON STOCK ON THE NEW YORK STOCK EXCHANGE, WHICH COULD ADVERSELY AFFECT THE LIQUIDITY AND MARKETABILITY OF OUR COMMON STOCK.

PROPOSAL 1: REVERSE STOCK SPLIT PROPOSAL

General

The Special Meeting has been called to permit our shareholders to consider and approve proposed amendments to our amended and restated articles of incorporation (our “Articles of Incorporation”). Pursuant to the law of the Commonwealth of Virginia, our state of incorporation, for our Articles of Incorporation to be amended, the Board of Directors must first adopt the amendment and submit it to the shareholders for their approval. Our Board of Directors has adopted and is recommending that our shareholders approve amendments to Article III(A) of our Articles of Incorporation to effect a reverse stock split of our common stock at a ratio in the range of 1:10 to 1:25, and thereby authorize the Board of Directors, if in its judgment it is necessary, to select and file one such amendment to effect a reverse stock split at a ratio within that range. The form of proposed amendments to our Articles of Incorporation to effect the reverse stock split is attached as Appendix A to this proxy statement.

By approving this Reverse Stock Split Proposal, shareholders will (i) approve a series of amendments to our Articles of Incorporation pursuant to which any whole number of outstanding shares between and including ten and twenty-five would be combined into one share of our common stock, and (ii) authorize our Board of Directors to file only one such amendment, as determined by our Board of Directors in the manner described herein, and to abandon each amendment not selected by our Board of Directors. Our Board of Directors believes that shareholder approval of amendments granting our Board of Directors this discretion, rather than approval of a specified exchange ratio, provides our Board of Directors with maximum flexibility to react to then-current market conditions and, therefore, is in the best interests of the Company and its shareholders. The Board of Directors may effect only one reverse stock split as a result of this authorization. The Board may also elect not to effect any reverse split. The Board’s decision as to whether and when to effect the reverse stock split will be based on a number of factors, including market conditions, existing and expected trading prices for our common stock, and the continued listing requirements of the New York Stock Exchange (“NYSE”). Although our shareholders may approve the reverse stock split, we will not effect the reverse stock split if the Board of Directors does not deem it to be in the best interests of the Company and its shareholders. The reverse stock split, if authorized pursuant to this resolution and if deemed by the Board of Directors to be in the best interests of the Company and its shareholders, will be effected, if at all, at a time that is not later than one year after the date of shareholder approval of this Reverse Stock Split Proposal.

The proposed amendment to our Articles of Incorporation to effect the reverse stock split will not change the number of authorized shares of common stock or preferred stock, or the par value of common stock or preferred stock. As of the date of this proxy statement, we do not have any current plans, arrangements or understandings relating to the issuance of any additional shares of authorized common stock that will become available following the reverse stock split.

Purpose and Background of the Reverse Stock Split

On March 6, 2015, the Board of Directors approved the proposal authorizing the reverse stock split for the following reasons:

•	the Board of Directors believes that effecting the reverse stock split could, in some circumstances, be an effective means of maintaining, or if necessary, regaining, compliance with the minimum trading price requirement for continued listing of our common stock on the NYSE; and

•	the Board of Directors believes that continued listing of our common stock on the NYSE provides enhanced confidence to an investment in our company, given the stringent listing, governance and disclosure requirements of the NYSE, including with respect to financing provided by foreign lending sources.

On March 23, 2015, we received a notice from NYSE Regulations, Inc. that the average closing price of our common stock was less than $1.00 over a consecutive 30 trading-day period, which $1.00 average closing price is required under Section 802.01C of the NYSE Listed Company Manual (“Section 802.01C”) for the continued listing of our common stock on the NYSE. In accordance with Section 802.01C, we had six months from the date of receipt of this notice to achieve compliance with the continued listing standards of Section 802.01C. During the six-month cure period, we could regain compliance with the minimum per share average closing price standard if, on the last trading day of any calendar month during the cure period, (i) the closing share price of our common stock was at least $1.00 and (ii) the average closing share price of our common stock was at least $1.00 over the 30 trading-day period ending on the last trading day of that month.

On March 24, 2015, we provided the NYSE notice of our intention to regain compliance with the minimum per share average closing price standard of Section 802.01C within the six-month cure period and that effecting a reverse stock split as contemplated by the Reverse Stock Split Proposal is part of our plan to regain and maintain compliance.

On April 1, 2015, the NYSE notified us that we had regained compliance with the NYSE’s continued listing standards after the average closing share price of our common stock for the 30 trading days ended March 31, 2015 and the closing price of our common stock on March 31, 2015 exceeded $1.00. Although, we have regained compliance with the NYSE’s continued listing standards, we cannot assure you that our stock price will continue to be at a level sufficient to maintain compliance with the minimum per share average closing price standard of Section 802.01C. At April 16, 2015, the last practicable date before the printing of this proxy statement, the average closing price of our common stock for the 30 consecutive trading days then ended was approximately $1.08.

If the reverse stock split successfully increases the per share price of our common stock, the Board of Directors believes this increase will enable us to maintain the NYSE listing of our common stock.

If we again cease to comply with the minimum per share average closing price standard of Section 802.01C and fail to regain compliance by the end of the applicable six-month cure period, our common stock will be subject to delisting by NYSE. In the event that our common stock is delisted by the NYSE, our common stock would likely trade in the over-the-counter market. If our shares were to trade on the over-the-counter market, selling our common shares could be more difficult because smaller quantities of shares would likely be bought and sold, and transactions could be delayed. In addition, in the event our common shares are delisted, broker-dealers have certain regulatory burdens imposed upon them, which may discourage broker-dealers from effecting transactions in our common shares, further limiting the liquidity of our common shares. These factors could result in lower prices and larger spreads in the bid and ask prices for common shares. Such delisting from the NYSE and continued or further declines in our share price could also greatly impair our ability to raise additional necessary capital through equity or debt financing, including short-term debt financing provided by foreign lenders.

In light of the factors mentioned above, our Board of Directors approved this proposal as a potential means of maintaining the price of our common stock above $1.00 per share in compliance with Section 802.01C.

Potential Increased Investor Interest

In approving this proposal, the Board of Directors considered that the Company’s common stock may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks.

The Reverse Stock Split Proposal

If the shareholders approve the proposal to authorize the Board of Directors to implement the reverse stock split and the Board of Directors implements the reverse stock split, we will amend the existing provision of our Articles of Incorporation relating to our authorized capital to add the following paragraph at the end of Article III(A) thereof:

“As of [TIME] on [DATE] (the “Effective Time”), without further action of any kind on the part of the Corporation or its shareholders, every [*] shares of Common Stock outstanding or held by the Corporation in its treasury shall be combined, changed and reclassified into one (1) validly issued, fully paid and non-assessable share of Common Stock, without par value, without any other change in the powers, preferences and rights or qualifications, limitations or restrictions thereof. There shall be no fractional shares issued as a result of such combination, change and reclassification, and a holder of record of Common Stock at the Effective Time who would otherwise be entitled to a fraction of a share shall, in lieu thereof, be entitled to receive one full share of Common Stock. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (the “Old Certificates”) shall at and after the Effective Time confer no right upon the holders thereof other than the right to exchange them for certificates representing that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificates shall have been combined, changed and reclassified, subject to the adjustment for fractional share interests as described above, pursuant to the provisions hereof.”

By approving this proposal, shareholders will approve a series of amendments to the Corporation’s Articles of Incorporation, for the combination, change and reclassification of each and any whole number of shares of Common Stock between and including ten (10) and twenty-five (25) into one (1) share. Notwithstanding the approval of a series of amendments by the shareholders, only one such amendment will be effected by the filing of articles of amendment with the Virginia State Corporation Commission, which articles of amendment will include only one such number (to be inserted in lieu of “[*]” included in the above paragraph) within such range as determined by the Board of Directors in its discretion to be in the best interests of the Company and its shareholders, acting within one year after the date of the shareholders’ approval. The Board of Directors shall have the discretion to select the time and date to specify the “Effective Time.” Further, the Board of Directors shall have the discretion to abandon such amendment even if it is approved by the shareholders.

Principal Effects of the Reverse Stock Split

If implemented, the reverse stock split will be effected simultaneously for all issued and outstanding shares of common stock and the exchange ratio will be the same for all issued and outstanding shares of common stock. The reverse stock split will affect all of our shareholders uniformly and will not affect any shareholder’s percentage ownership interests in the Company, except to the extent that the reverse stock split would otherwise result in any of our shareholders owning a fractional share (in which case the fractional amount will be rounded up to the next whole share). After the reverse stock split, the shares of our common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to our common stock now authorized. Common stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. The reverse stock split will not affect the Company continuing to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The reverse stock split is not intended to be, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act.

The reverse stock split may result in some shareholders owning “odd-lots” of less than 100 shares of our common stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

Following the effectiveness of any reverse stock split approved by the shareholders and implementation by the Board of Directors, current shareholders will hold fewer shares of common stock, with such number of shares dependent on the specific ratio for the reverse stock split. For example, if the Board approves of a 1-for-10 reverse stock split, a shareholder owning a “round-lot” of 100 shares of common stock prior to the reverse stock split would hold 10 shares of common stock following the reverse stock split. THE HIGHER THE REVERSE SPLIT RATIO (1-FOR-15 BEING HIGHER THAN 1-FOR-10, FOR EXAMPLE), THE GREATER THE REDUCTION OF RELATED SHARES EACH EXISTING SHAREHOLDER, POST REVERSE STOCK SPLIT, WILL EXPERIENCE.

In deciding whether to implement the reverse stock split and the specific reverse stock split ratio to be used, the Board of Directors will consider primarily the satisfaction of the NYSE continued listing requirements, as described above. It may also consider, among other things: (i) the market price of the common stock at the time of the reverse stock split; (ii) the number of shares that will be outstanding after the split; (iii) the shareholders’ equity at such time; (iv) the shares of common stock available for issuance in the future; (v) the liquidity of the common stock in the market and any change in liquidity that may result; and (vi) the nature of the Company’s operations. The Board of Directors maintains the right to elect not to proceed with the reverse stock split if it determines, in its sole discretion, that we will be able to satisfy the continued listing requirements of the NYSE without implementing the reverse stock split or if this proposal is otherwise no longer in the best interests of the Company.

IF THIS PROPOSAL IS NOT APPROVED, WE MAY BE UNABLE TO MAINTAIN THE LISTING OF OUR COMMON STOCK ON THE NYSE, WHICH COULD ADVERSELY AFFECT THE LIQUIDITY AND MARKETABILITY OF OUR COMMON STOCK.

Fractional Shares

No fractional shares will be issued in connection with the reverse stock split. Instead, we will issue one full share of the post-reverse stock split common stock to any shareholder who would have been entitled to receive a fractional share as a result of the reverse stock split. Each common shareholder will hold the same percentage of the outstanding common stock immediately following the reverse split as that shareholder did immediately prior to the reverse split, except for minor adjustment due to the additional net share fraction that will need to be issued as a result of the treatment of fractional shares.

Risks Associated with the Reverse Stock Split

There are risks associated with the reverse stock split, including that the reverse stock split may not result in a sustained increase in the per share price of our common stock. There is no assurance that:

•	the market price per share of our common stock after the reverse stock split will rise in proportion to the reduction in the number of shares of our common stock outstanding before the reverse stock split;

•	the reverse stock split will result in a per share price that will attract brokers and investors who do not trade in lower priced stocks; and

•	the market price per share will either exceed or remain in excess of the $1.00 minimum bid price as required by Section 802.01C, or that we will meet all other the requirements of the NYSE for continued inclusion for trading on the NYSE.

Shareholders should note that the effect of the reverse stock split, if any, upon the market price for our common stock cannot be accurately predicted. In particular, we cannot assure you that prices for shares of our common stock after the reverse stock split will be ten (10) to twenty-five (25) times, as applicable, the prices for shares of our common stock immediately prior to the reverse stock split. Furthermore, even if the market price of our common stock does rise following the reverse stock split, we cannot assure you that the market price of our common stock immediately after the proposed reverse stock split will be maintained for any period of time. Even if an increased per-share price can be maintained, the reverse stock split may not achieve the desired results that have been outlined above. Moreover, because some investors may view the reverse stock split negatively, we cannot assure you that the reverse stock split will not adversely impact the market price of our common stock.

The market price of our common stock will also be based on our performance and other factors, some of which are unrelated to the reverse stock split or the number of shares outstanding. If the reverse stock split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split. The total market capitalization of our common stock after implementation of the reverse stock split, when and if implemented, may also be lower than the total market capitalization before the reverse stock split. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

While we believe that the reverse stock split will be sufficient to maintain our listing on the NYSE, it is possible that, even if the reverse stock split results in a closing price for our common stock that exceeds $1.00 per share, we may not be able to continue to satisfy the other criteria for continued listing of our common stock on the NYSE. Our common stock would be eligible for delisting by the NYSE, if any of following conditions exist:

•	our average global market capitalization over a consecutive 30 trading-day period is less than $50,000,000 and, at the same time, our shareholders’ equity is less than $50,000,000; or

•	our average global market capitalization over a consecutive 30 trading-day period is less than $15,000,000.

Although we believe that we will satisfy all of these continued listing criteria, we cannot assure you that this will be the case.

Effect on Outstanding and Authorized Shares of Common Stock

Assuming reverse stock split ratios of one-for-ten and one-for-twenty-five, which are ratios based on whole numbers of shares at the high end and low end of the range that our shareholders are being asked to approve, the following table sets forth the number of shares of our common stock that would be (i) issued and outstanding, (ii) held in treasury, (ii) reserved for issuance and (iii) authorized for issuance and neither issued nor reserved for issuance, in each case, after the reverse stock split, based on information as of April 16, 2015, the last practicable date before the printing of this proxy statement.

	Reverse Stock Split Ratio of 1:10	Reverse Stock Split Ratio of 1:25
Number of Shares of Common Stock Issued and Outstanding*	9,643,622	3,857,449
Number of Treasury Shares Outstanding*	785,313	314,125
Number of Shares of Common Stock Reserved for Issuance	886,374	354,550
Number of Authorized Shares Neither Outstanding Nor Reserved for Issuance	239,470,004	245,788,001

*	Includes shares owned by a wholly owned subsidiary.

As illustrated in the table above, because the number of authorized shares will not be affected by the reverse stock split, and will continue to be 250,000,000, a reverse stock split would result in a significant increase in the number of authorized and unissued shares of common stock. Because our shareholders have no preemptive rights to purchase or subscribe for any of our unissued common stock, the future issuance of additional shares of common stock will reduce our current shareholders’ percentage ownership interest in the total outstanding shares of common stock. As of the date of this proxy statement, we have no plans, proposals or arrangements to issue any shares of common stock that would become newly available for issuance as a result of the reverse stock split.

Effect on Outstanding Stock Options, Restricted Stock Units and Other Equity Compensation Awards

As of April 1, 2015, there were approximately 6,612,675 shares of common stock subject to stock options, 575,979 shares of common stock underlying restricted stock units, 834,000 shares of common stock reserved for issuance with respect to outstanding performance-contingent stock units awarded under our Amended and Restated 2007 Incentive Plan and predecessor equity compensation plans (collectively, the “Equity Compensation Plans”) and 824,413 shares remained available under the Equity Compensation Plans for future awards. Under the Equity Compensation Plans, the Executive Compensation Committee of the Board of Directors has sole discretion to determine the appropriate adjustment to these awards and the provisions to of the Equity Compensation Plans in the event of a reverse stock split. Should the reverse stock split be effected, the Executive Compensation Committee of the Board of Directors will approve proportionate adjustments to the number of shares of common stock available for issuance under our Equity Compensation Plans, the individual grant limitations imposed under the Equity Compensation Plans and to the terms of the outstanding awards including the number of shares and the exercise price relating to any award under our Equity Compensation Plans.

Accordingly, if the reverse stock split is implemented, we expect the number of all outstanding equity awards will be proportionately adjusted by the Executive Compensation Committee, pursuant to its existing authority under the Equity Compensation Plans, using the same reverse split ratio selected by the Board of Directors. In connection with the reverse stock split, the Executive Compensation Committee will implement only technical, conforming changes to the Equity Compensation Plans and the terms of outstanding awards. For illustrative purposes only, and assuming that a 1-for-25 reverse split ratio is selected by the Board of Directors, the 824,413 shares of common stock that remain available for issuance under our Amended and Restated 2007 Incentive Plan as of April 1, 2015, will be adjusted to 32,977 shares. The individual grant limitations under our Amended and Restated 2007 Incentive Plan will be adjusted similarly. In addition, the exercise price per share for each stock option would be increased by 25 times, such that upon an exercise, the aggregate exercise price payable by the option holder to us would remain the same. For illustrative purposes only, an outstanding stock option to purchase 5,000 shares of common stock, exercisable at $2.00 per share, will be adjusted as a result of a 1-for-25 reverse split ratio into a stock option to purchase 200 shares of common stock at an exercise price of $50.00 per share.

Possible Anti-takeover Effects of a Reverse Stock Split

Release No. 34-15230 of the staff of the Securities and Exchange Commission (“SEC”) requires disclosure and discussion of the effects of any action, including the proposals discussed herein, that may be used as an anti-takeover mechanism. Since the amendment to our Articles of Incorporation to effect the reverse stock split will not adjust the number of authorized shares of our common stock, which will continue to be 250,000,000, the reverse stock split, if effected, will result in a relative increase in the number of authorized but unissued shares of our common stock vis-à-vis the outstanding shares of our common stock and, could, under certain circumstances, have an anti-takeover effect, although this is not the purpose or intent of our Board of Directors. A relative increase in the number of authorized shares of common stock could have other effects on our shareholders, depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. A relative increase in our authorized shares could potentially deter takeovers, including takeovers that our Board of Directors has determined are not in the best interest of our shareholders, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover more difficult. For example, we could issue additional shares so as to dilute the stock ownership or voting rights of persons seeking to obtain control without our agreement. Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The reverse stock split therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the reverse stock split may limit the opportunity for our shareholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. However, the Board of Directors is not aware of any attempt to take control of our business and the Board of Directors has not considered the reverse stock split to be tool to be utilized as a type of anti-takeover device.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates, if Applicable

If the Reverse Stock Split Proposal approved by the Company’s shareholders, and if at such time the Board of Directors still believes that a reverse stock split is in the best interests of the Company and its shareholders, the Board will determine the ratio, within the range approved by the Company’s shareholders, of the reverse stock split to be implemented. The Company will file the articles of amendment with the Virginia State Corporation Commission at such time as the Board of Directors has determined the appropriate effective time for the reverse stock split. The Board of Directors may delay effecting the reverse stock split without re-soliciting shareholder approval. The reverse stock split will become effective on the effective date (the “Effective Date”) of the split. Beginning on the effective date of the split, each certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares.

As soon as practicable after the effective date of the split, shareholders will be notified that the reverse stock split has been effected. Shareholders who hold uncertificated shares as of the Effective Date (i.e., shares held in book-entry form and not represented by a physical certificate), either as direct or beneficial owners, will have their holdings electronically adjusted by our transfer agent through the DTCC’s Direct Registration System to give effect to the reverse stock split. If your shares are held in “street name” through a broker, bank or other nominee, the number of shares you hold as of the Effective Date will automatically be adjusted by your broker, bank or other nominee to reflect the reverse stock split. The Company intends to treat shareholders holding shares of our common stock in “street name”) in the same manner as shareholders of record whose shares of common stock are registered in their names. “Street name” holders should contact their broker, bank or other nominee for more information.

Some shareholders hold their shares of common stock in certificate form or a combination of certificate and book-entry form. We expect that our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates, if applicable. If you are a shareholder holding pre-split shares in certificate form, you will receive a transmittal letter from the Company’s exchange agent as soon as practicable after the effective time of the reverse stock split. The transmittal letter will be accompanied by instructions specifying how you can exchange your certificate representing the pre-split shares of our common stock for a statement of holding. When you submit your certificate representing the pre-split shares of our common stock, your post-split shares of our common stock will be held electronically in book-entry form in the Direct Registration System. This means that, instead of receiving a new stock certificate, you will receive a statement of holding that indicates the number of post-split shares you own in book-entry form. We will no longer issue physical stock certificates unless you make a specific request for a share certificate representing your post-split ownership interest. Pursuant to applicable rules of the NYSE, your old certificates representing pre-split shares cannot be used for either transfers or deliveries made on the NYSE; thus, you must exchange your old certificates in order to effect transfers or deliveries of your post-split shares on the NYSE.

SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Until surrendered as contemplated herein, a shareholder’s old certificates shall be deemed at and after the Effective Date to represent the number of full shares of our common stock resulting from the reverse stock split. Until shareholders have returned their properly completed and duly executed transmittal letter and surrendered their old certificates for exchange, shareholders will not be entitled to receive any other distributions, if any, that may be declared and payable to holders of record following the reverse stock split.

Any shareholder whose old certificates have been lost, destroyed or stolen will be entitled to a new certificate only after complying with the requirements that we and the transfer agent customarily apply in connection with lost, stolen or destroyed certificates.

No service charges, brokerage commissions or transfer taxes shall be required to be paid by any holder of any old certificate, except that if any new certificate is to be issued in a name other than that in which the old certificates are registered, it will be a condition of such issuance that (1) the person requesting such issuance must pay to us any applicable transfer taxes or establish to our satisfaction that such taxes have been paid or are not payable, (2) the transfer complies with all applicable federal and state securities laws, and (3) the surrendered certificate is properly endorsed and otherwise in proper form for transfer.

Accounting Matters

Our common stock has no par value. Accordingly, the reverse stock split will not affect the amount reflected for our common stock on our balance sheet.

No Appraisal Rights

Under the Virginia Stock Corporation Act, the Company’s shareholders will not be entitled to appraisal rights with respect to the reverse stock split, and we do not intend to independently provide shareholders with any such right.

Material United States Federal Income Tax Consequences of the Reverse Stock Split

The following discussion describes the anticipated material United States Federal income tax consequences to “U.S. holders” (as defined below) of Company common stock relating to the reverse stock split. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations, judicial authorities, published positions of the Internal Revenue Service (“IRS”), and other applicable authorities, all as currently in effect and all of which are subject to change or differing interpretations (possibly with retroactive effect). We have not obtained a ruling from the IRS or an opinion of legal or tax counsel with respect to the tax consequences of the reverse stock split. The following discussion is for informational purposes only and is not intended as tax or legal advice. Each holder should seek advice based on the holder’s particular circumstances from an independent tax advisor.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Company common stock that is for United States Federal income tax purposes:

(i)	an individual citizen or resident of the United States;

(ii)	a corporation (or other entity treated as a corporation for U.S. Federal income tax purposes) organized under the laws of the United States, any state, or the District of Columbia;

(iii)	an estate with income subject to United States Federal income tax regardless of its source; or

(iv)	a trust that (a) is subject to primary supervision by a United States court and for which United States persons control all substantial decisions or (b) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

This discussion assumes a U.S. holder holds Company common stock as a capital asset within the meaning of Code Section 1221. This discussion does not address all of the tax consequences that may be relevant to a particular Company shareholder or to Company shareholders that are subject to special treatment under income tax laws including, but not limited to, financial institutions, tax-exempt organizations, insurance companies, regulated investment companies, real estate investment trusts, entities disregarded from their owners for tax purposes, persons that are broker-dealers, traders in securities who elect the mark-to-market method of accounting for their securities, Company shareholders holding their shares of Company common stock as part of a “straddle,” “hedge,” “conversion transaction,” or other integrated transaction, or persons who hold their Company common stock through individual retirement or other tax-deferred accounts. This discussion also does not address the tax consequences to the Company, or to Company shareholders that own 5% or more of the Company’s common stock, are affiliates of Company, or are not U.S. holders. In addition, this discussion does not address other United States Federal taxes (such as gift or estate taxes or alternative minimum taxes), the tax consequences of the reverse stock split under state, local, or foreign tax laws or certain tax reporting requirements that may be applicable with respect to the reverse stock split. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences set forth below.

If a partnership (or other entity treated as a partnership for United States Federal income tax purposes) is a Company shareholder, the tax treatment of a partner in the partnership, or any equity owner of such other entity will generally depend on the status of the person and the activities of the partnership or other entity treated as a partnership for United States Federal income tax purposes.

Tax Consequences of the Reverse Stock Split Generally

We believe the reverse stock split will qualify as a “reorganization” under Section 368(a)(1)(E) of the Code. Accordingly, provided that the fair market value of the post-reverse stock split shares is equal to the fair market value of the pre-reverse stock split shares surrendered in the reverse stock split:

•	A U.S. holder will not recognize any gain or loss as a result of the reverse stock split.

•	A U.S. holder’s aggregate tax basis in its post-reverse stock split shares will be equal to the aggregate tax basis in the pre-reverse stock split shares exchanged therefor.

•	A U.S. holder’s holding period for the post-reverse stock split shares will include the period during which such shareholder held the pre-reverse stock split shares surrendered in the reverse stock split.

•	For purposes of the above discussion of the basis and holding periods for shares of Company common stock, and except as provided therein, holders who acquired different blocks of Company common stock at different times must calculate their basis and holding periods separately for each identifiable block of such stock exchanged, converted, canceled or received in the reverse stock split.

As noted above, we will not issue fractional shares in connection with the reverse stock split. Instead, shareholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the reverse stock split ratio will automatically be entitled to receive an additional fraction of a share of common stock to round up to the next whole post-split share. The U.S. federal income tax consequences of the receipt of such an additional fraction of a share of common stock is not clear. If the receipt of such an additional fraction of a share of common stock is taxed as a dividend, however, any tax liability associated with such receipt will be small.

Vote Required to Approve the Reverse Stock Split Proposal

As provided in our Articles of Incorporation and permitted under the Virginia Stock Corporation Act, the Reverse Stock Split Proposal will be approved only it receives the affirmative vote of at least a majority of the votes entitled to be cast at the Special Meeting. Accordingly, abstentions and broker non-votes, if any, will have the effect of a vote against the Reverse Stock Split Proposal.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE AMENDMENTS TO OUR ARTICLES OF INCORPORATION AND AUTHORIZE THE BOARD OF DIRECTORS, IF IN ITS JUDGMENT IT IS NECESSARY, TO SELECT AND FILE ONE SUCH AMENDMENT TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK AT A RATIO IN THE RANGE OF 1:10 TO 1:25, SUCH RATIO TO BE DETERMINED IN THE DISCRETION OF THE BOARD OF DIRECTORS, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF THE AMENDMENT UNLESS A SHAREHOLDER INDICATES OTHERWISE ON THE PROXY.

PROPOSAL 2: THE ADJOURNMENT OF THE SPECIAL MEETING

Our shareholders are being asked to consider and vote upon an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of approval of a proposed amendment to our Articles of Incorporation to effectuate a reverse stock split as described in Proposal 1.

Adjournment of the Special Meeting will be approved if the votes cast “For” the adjournment exceed the votes cast “Against” the adjournment. Abstentions and broker non-votes, if any, will not affect the outcome of the vote on this matter.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE ADJOURNMENT OF THE SPECIAL MEETING TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES TO APPROVE PROPOSAL 1, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF THE ADJOURNMENT UNLESS A SHAREHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

OTHER MATTERS

On the date of this proxy statement, the Company is not aware of any matters to be presented for action at the meeting other than as stated in the notice of the Special Meeting accompanying this proxy statement. However, if any other matters requiring a vote of shareholders are properly presented at the meeting, it is intended that proxies in the accompanying form will be voted on such other matters in accordance with the judgment of the persons voting such proxies.

EXPENSES OF SOLICITATION

The cost of solicitation of proxies will be borne by us, and in addition to soliciting shareholders by mail through our regular employees, we may request banks, brokers, and other custodians, nominees and fiduciaries to solicit their customers who have Company stock registered in the names of a nominee. If we do so, we will reimburse such banks, brokers, and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by our officers and employees may also be made of some shareholders in person or by mail, telephone, e-mail, or other form of electronic communication following the original solicitation. The Company has engaged Georgeson, Inc. to assist in the solicitation of proxies and provide informational support for a service fee and the reimbursement of customary disbursements that together are not expected to exceed $10,000 in the aggregate.

OWNERSHIP OF EQUITY SECURITIES

Stock Ownership of Management

The following table provides information as of April 1, 2015, with respect to the direct and indirect ownership of common stock by (1) each director and nominee for director; (2) each of the Company’s named executive officers; and (3) all directors, nominees and executive officers of the Company as a group. On April 1, 2015, there were 88,583,099 shares of our common stock outstanding, which number does not include shares owned by wholly-owned subsidiaries of the Company which are not entitled to vote their shares or to receive any dividends with respect to such shares.

Name of Beneficial Owner	Number of Shares with Sole Voting and Investment Power (1)	Number of Shares with Shared Voting and Investment Power (2)	Number of Shares Beneficially Owned (1) (2)		Percent of Class (1) (2)
Jose Maria Costa Garcia	216,809	—	216,809		*
Jeffrey A. Eckmann	68,000	—	68,000		*
Joyce L. Fitzpatrick	61,600	—	61,600		*
C. Richard Green, Jr.	141,300	15,000	156,300		*
Carl L. Hausmann	43,000	—	43,000		*
John M. Hines	5,909	119,750	125,659		*
Nigel G. Howard	136,516	—	136,516		*
Graham J. Kayes	214,348	—	21,348		*
Mark W. Kehaya	1,573,409	4,177,513	5,750,922	(3)	6.5%
William L. O’Quinn, Jr.	197,101	—	197,101		*
John D. Rice	43,000	—	43,000		*
Norman A. Scher	153,763	—	153,763		*
J. Pieter Sikkel	867,674	—	867,674		*
Joel L. Thomas	98,637	—	98,637		*
Martin R. Wade, III	125,100	—	125,100		*

Executive Officers, Directors and Nominees for Director as a Group (includes 16 people total)	3,946,166	4,312,263	8,258,429		9.1%

*	Less than 1%.
(1)	Includes shares of common stock that may be acquired upon exercise of options that are currently exercisable or will become exercisable within sixty days of April 1, 2015, as follows: Mr. Costa Garcia, 158,675 shares; Mr. Eckmann, 0 shares; Mrs. Fitzpatrick, 0 shares; Mr. Green, 0 shares; Mr. Hausmann, 0 shares; Mr. Hines, 0 shares; Mr. Howard, 0 shares; Mr. Kayes, 153,275 shares; Mr. Kehaya, 400,000 shares; Mr. O’Quinn, 164,300 shares; Mr. Rice, 0 shares; Mr. Scher, 0 shares; Mr. Sikkel, 775,250 shares; Mr. Thomas, 80,300; Mr. Wade, 0 shares; and the executive officers, directors and nominees as a group, 1,731,800 shares.
This number also includes shares owned by minor child(ren) of the reporting person, or held in a trust or other estate planning vehicle over which the reporting person is understood to have sole voting and investment power.
(2)	Includes shares owned by the spouse of the reporting person, either directly, jointly with the reporting person or as custodian for the minor child(ren) of the reporting person.
(3)	For Mr. Kehaya, the amount shown includes, in addition to the 400,000 shares subject to presently exercisable options described in note (1) above: (1) 1,169,459 shares held directly by Mr. Kehaya over which he has sole voting and dispositive power; (2) an aggregate of 10,874 shares held by Mr. Kehaya’s spouse as custodian for his children that Mr. Kehaya may be deemed to beneficially own; (3) 3,950 shares owned indirectly through a 401(k) plan; (4) 5,490 shares owned by Mr. Kehaya’s spouse that he may be deemed to beneficially own; and (5) 4,161,149 shares held by various trusts of which Mr. Kehaya is a co-trustee and over which he has shared voting and dispositive power.

Stock Ownership of Certain Beneficial Owners

The following table sets forth the only persons known to the Company to be the beneficial owner of more than five percent of the outstanding shares of common stock of the Company as of the dates set forth in the footnotes to the table

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class (1)
Aegis Financial Corporation et al. (2) 6862 Elm Street, Suite 830 McLean, Virginia 22101	9,226,291	10.4%

Donald Smith & Co., Inc. et al. (3) 152 West 57th Street New York, New York 10019	8,860,288	10.0%

BlackRock Inc. (4) 55 East 52nd Street New York, New York 10022	7,757,257	8.8%

The Baupost Group, L.L.C., et al. (5) 10 St. James Avenue, Suite 1700 Boston, Massachusetts 02116	6,383,641	7.2%

Mark W. Kehaya (6) 234 Fayetteville Street Mall, Sixth Floor Raleigh, North Carolina 27601	5,750,922	6.5%

Dimensional Fund Advisors LP (7) Building One, 6300 Bee Cave Road Austin, Texas, 78746	5,495,147	6.2%

T. Rowe Price Associates, Inc. (8) 100 E. Pratt Street Baltimore, Maryland 21202	4,710,820	5.3%

(1)	All percentages are based on 88,583,099 shares of our common stock outstanding on April 1, 2015, which number does not include shares owned by wholly-owned subsidiaries of the Company which are not entitled to vote their shares or to receive any dividends with respect to such shares.
(2)	Based solely on a Schedule 13G/A filed by Aegis Financial Corporation and Scott L. Barbee on February 10, 2015, reporting information as of January 31, 2015, that indicates that Aegis Financial Corporation beneficially owned 9,226,291 shares and has shared voting power with respect to 9,116,291 shares and shared dispositive power over 9,116,291 shares and that Scott L. Barbee beneficially owned 9,116,291 shares and has sole voting power with respect to 110,000 shares, has shared voting power with respect to 9,116,291 shares, has sole dispositive power over 110,000 shares and shared dispositive power over 9,116,291 shares.
(3)	Based solely on a Schedule 13G jointly filed by Donald Smith & Co., Inc. and Donald Smith Long/Short Equities Fund, L.P. on February 3, 2015, reporting information as of December 31, 2014, that indicates that Donald Smith & Co., Inc. has sole power to vote 7,602,438 shares and sole dispositive power over 8,860,288 shares and Donald Smith Long/Short Equities Fund, L.P. has sole voting power with respect to 33,966 shares and sole dispositive power over 8,860,288 shares.
(4)	Based on a Schedule 13G/A filed by BlackRock, Inc. on January 22, 2015, reporting information as of December 31, 2014, that indicates that such person beneficially owned 7,757,257 shares and has sole voting power with respect to 7,593,144 shares and sole dispositive power over 7,757,257 shares.

(5)	Based solely on a Schedule 13G/A filed by The Baupost Group, L.L.C., SAK Corporation and Seth A. Klarman on February 13, 2014, reporting information as of December 31, 2013 that indicates that such persons are the beneficial owners of 6,383,641 shares and have shared voting power and shared dispositive power over all such shares.
(6)	For Mr. Kehaya, the amount shown is as of April 1, 2015 and includes: (1) 1,169,459 shares held directly by Mr. Kehaya over which he has sole voting and dispositive power; (2) an aggregate of 10,874 shares held by Mr. Kehaya’s spouse as custodian for his children that Mr. Kehaya may be deemed to beneficially own; (3) 3,950 shares owned indirectly through a 401(k) plan; (4) 400,000 shares subject to presently exercisable options held by Mr. Kehaya; (5) 5,490 shares owned by Mr. Kehaya’s spouse that he may be deemed to beneficially own; and (6) 4,161,149 shares held by various trusts of which Mr. Kehaya is a co-trustee and over which he has shared voting and dispositive power.
(7)	Based solely on a Schedule 13G/A filed by Dimensional Fund Advisors LP on February 5, 2015, reporting information as of December 31, 2014, that indicates that such person beneficially owned 5,495,147 shares and has sole voting power with respect to 5,396,383 shares and sole dispositive power over 5,495,147 shares.
(8)	Based solely on a Schedule 13G/A filed by T. Rowe Price Associates, Inc. (“Price Associates”) on February 13, 2015, reporting information as of December 31, 2014, that indicates that such person beneficially owns 4,710,820 shares and has sole voting power with respect to 1,604,620 shares and sole dispositive power over 4,710,820 shares. The Company has been advised by Price Associates that these shares are owned by various individual and institutional investors which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such shares; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such shares.

SHAREHOLDER PROPOSALS – 2015 ANNUAL MEETING

To be considered for inclusion in the Company’s proxy statement for the 2015 Annual Meeting, shareholder proposals must be submitted in writing to the Secretary of the Corporation by March 11, 2015, and must be submitted in accordance with Rule 14a-8 of the Securities Exchange Act of 1934, the laws of the Commonwealth of Virginia and the Bylaws of the Company.

Pursuant to the Bylaws of the Company, in order for any business to be brought before the Annual Meeting by a shareholder, the proposal must be received by the Secretary of the Company not later than April 16, 2015. The notice must include as to each matter the shareholder proposes to bring before the Annual Meeting:

•	a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting;

•	the name and record address of the shareholder proposing the business;

•	the number of shares beneficially owned by the shareholder;

•	any material interest the shareholder has in such business;

•	a description of agreements or arrangements between the notifying shareholder and any other person(s) in connection with the proposal of business;

•	a description of agreements or arrangements entered into by the notifying shareholder with the intent to mitigate loss, manage risk or benefit from changes in the stock price or increase or decrease the voting power of the shareholder;

•	a representation that the notifying shareholder is a holder of record of shares of capital stock entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose the business.

The notice must be updated following the later of the record date or the first public announcement of the record date for the meeting to reflect changes to certain of this information.

By Order of the Board of Directors:

William L. O’Quinn, Jr.
Secretary

APPENDIX A

Reverse Stock Split Amendment to the Articles of Incorporation

The Corporation’s Articles of Incorporation are amended by adding the following provision at the end of Article III(A):

4. As of [TIME] on [DATE] (the “Effective Time”), without further action of any kind on the part of the Corporation or its shareholders, every [*] shares of Common Stock outstanding or held by the Corporation in its treasury shall be combined, changed and reclassified into one (1) validly issued, fully paid and non-assessable share of Common Stock, without par value, without any other change in the powers, preferences and rights or qualifications, limitations or restrictions thereof. There shall be no fractional shares issued as a result of such combination, change and reclassification, and a holder of record of Common Stock at the Effective Time who would otherwise be entitled to a fraction of a share shall, in lieu thereof, be entitled to receive one full share of Common Stock. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (the “Old Certificates”) shall at and after the Effective Time confer no right upon the holders thereof other than the right to exchange them for certificates representing that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificates shall have been combined, changed and reclassified, subject to the adjustment for fractional share interests as described above, pursuant to the provisions hereof.

[* By approving the foregoing, shareholders will approve a series of amendments to the Corporation’s Articles of Incorporation, for the combination, change and reclassification of each and any whole number of shares of Common Stock between and including ten (10) and twenty-five (25) into one (1) share. Notwithstanding the approval of a series of amendments by the shareholders, only one such amendment will be effected by the filing of articles of amendment with the Virginia State Corporation Commission, which articles of amendment will include only one such number within such range as determined by the Board of Directors in its discretion to be in the best interests of the Corporation and its shareholders, acting within one year after the date of the shareholders’ approval. The Board of Directors shall have the discretion to select the Effective Time to be included in the articles of amendment. Further, the Board of Directors shall have the discretion to abandon such amendment even if it is approved by the shareholders.]

A-1

ALLIANCE ONE INTERNATIONAL, INC.

SPECIAL MEETING OF SHAREHOLDERS

8001 Aerial Center Parkway

Morrisville, North Carolina 27560

May 27, 2015

10:00 a.m.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, Proxy Statement and Proxy Card

are available at http://www.astproxyportal.com/ast/25603/

Please sign, date and mail your proxy card in

the envelope provided as soon as possible.

i  Please detach along perforated line and mail in the envelope provided.  i

¢ 00030000300000000000 1	052715

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

	FOR	AGAINST	ABSTAIN
1.

To approve amendments to the Company’s amended and restated articles of incorporation and to authorize the Company’s Board of Directors, if in its judgment it is necessary, to select and file one such amendment to effect a reverse stock split of the Company’s common stock, no par value per share, at a ratio in the range of 1:10 to 1:25, such ratio to be determined in the discretion of the Company’s Board of Directors.

	☐	☐	☐
	FOR	AGAINST	ABSTAIN
2.

To authorize an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of approval of a the proposed amendments to the Company’s amended and restated articles of incorporation to effectuate a reverse stock split as described in Proposal 1.

	☐	☐	☐

In their discretion, the proxies are authorized to vote on such other business and matters incident to the conduct of the Special Meeting or any adjournment thereof as may properly come before it.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

¢	¢

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PROXY

ALLIANCE ONE INTERNATIONAL, INC.

Special Meeting of Shareholders - May 27, 2015

This Proxy is solicited on behalf of the Board of Directors.

The undersigned hereby appoints William L. O’Quinn, Jr. and Joel L. Thomas or either of them, each with full power of substitution, as proxies, to represent the undersigned and to vote all shares the undersigned is entitled to vote at the Special Meeting of Shareholders (the “Special Meeting”) of ALLIANCE ONE INTERNATIONAL, INC. (the “Company”), to be held at 10:00 a.m. on Wednesday, May 27, 2015, at the Company’s principal office located at 8001 Aerial Center Parkway, Morrisville, North Carolina 27560, and at any adjournment(s) or postponement(s) thereof, in accordance with the instructions given on the reverse side of this card. In their discretion, the proxies are hereby authorized to vote upon such other business as may properly come before the meeting and any adjournment(s) or postponement(s) thereof. To the extent no directions are given on a proposal, this proxy will be voted FOR proposals 1 and 2.

(Continued and to be signed on the reverse side.)

¢ 1.1	14475 ¢